Exhibit 5.1

lawyers@saul.com www.saul.com

July 23, 2014

Government Properties Income Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:                             Registration Statement

Ladies and Gentlemen:

We have acted as Maryland counsel to Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), in connection with the Company’s Registration Statement on Form S-3 filed on July 12, 2013, Reg. No. 333-189923 (the “Registration Statement”).  The Registration Statement relates to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Prospectus.  This opinion letter is rendered in connection with the proposed public offering of (i) 12,000,000 of the Company’s common shares of beneficial interest, par value $.01 per share (the “Common Shares”), and (ii) up to an additional 1,800,000 Common Shares that the Underwriters (defined herein) have the option to purchase pursuant to an underwriting agreement (the “Underwriting Agreement”) dated July 23, 2014 by and among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, acting as Representatives of each of the several Underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement ((i) and (ii) are collectively referred to as the “Shares”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     The Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”); and

(ii)                                  The prospectus dated July 12, 2013 and the prospectus supplement dated July 23, 2014 contained in the Registration Statement (the “Company Prospectus”).

500 E. Pratt Street • Suite 900 • Baltimore, MD 21202-3133 Phone: (410) 332-8600 • Fax: (410) 332-8862
DELAWARE MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(i) a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated July 22, 2014;

(ii)                                  a certified copy of the Articles of Amendment and Restatement of the Company as filed with the SDAT on June 5, 2009 and as effective at 9:00 a.m. on June 8, 2009 (the “Original Declaration of Trust”);

(iii)                               certified copies of the Articles of Amendment of the Company recorded by the SDAT on December 30, 2009 and July 20, 2011 (together with the Original Declaration of Trust, the “Declaration of Trust”);

(iv)                              a certified copy of the Amended and Restated Bylaws of the Company dated March 27, 2014 (the “Bylaws”);

(v)                                 resolutions adopted at a meeting of the Board of Trustees of the Company on July 23, 2014;

(vi)                              resolutions adopted at a meeting of the Ad Hoc Pricing Committee of the Board of Trustees of the Company on July 23, 2014;

(vii)                           a certificate of the Assistant Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws, the resolutions of the Company’s trustees approving the consummation of the transactions contemplated by the Underwriting Agreement, and other matters that we have deemed necessary and appropriate; and

(viii)                        such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  the legal capacity of all natural persons signing or executing any documents, whether on behalf of themselves or other persons;

(d)                                 that all persons signing or executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)                                  that all representations, warranties, statements and information contained

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in the Documents are accurate and complete;

(f)                                   that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

(g)                                  that at the time of delivery of the Shares, all contemplated additional actions shall have been taken, and the authorization of the Shares will not have been modified or rescinded;

(h)                                 that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)                                     that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares as contemplated by the Registration Statement is not less than the par value per share; and

(j)                                    that the proposed articles of amendment to the Declaration of Trust in the form attached hereto as Exhibit A (the “Articles of Amendment”) will have been accepted for filing with the SDAT prior to the issuance of the Shares and that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the aggregate number of then-authorized shares of the Company or of the then-authorized shares within the applicable class or series of common shares or preferred shares of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Assistant Secretary of the Company, and have assumed that the Assistant Secretary’s Certificate and representations are true and complete and continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2.                                      Upon the filing of the Articles of Amendment with the SDAT, the issuance of the Shares by the Company will have been duly authorized by all necessary trust actions, and the Shares, when subsequently issued and delivered in accordance with the terms of the Documents, against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter

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are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SAUL EWING LLP

SAUL EWING LLP

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EXHIBIT A

Articles of Amendment

See Attached.

GOVERNMENT PROPERTIES INCOME TRUST

ARTICLES OF AMENDMENT

Government Properties Income Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Declaration of Trust of the Trust is hereby amended by deleting the second sentence of Section 6.1 of Article VI in its entirety and substituting in lieu thereof a new sentence to read as follows:

“The Trust has authority to issue 100,000,000 Shares, consisting of 100,00,000 common shares of beneficial interest, $.01 par value per share (“Common Shares”).”

SECOND:  The amendment to the Declaration of Trust of the Trust as set forth above has been duly approved by the Board of Trustees of the Trust.  Pursuant to Section 8-203(a)(8) of the Maryland REIT Law and Article VI, Section 6.1 of the Declaration of Trust of the Trust, no shareholder approval was required.

THIRD:  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment was 70,000,000, consisting of 70,000,000 common shares, $.01 par value per share, having an aggregate par value of $700,000.

FOURTH:  The total number of shares of beneficial interest which the Trust has authority to issue pursuant to this amendment is 100,000,000, consisting of 100,000,000 common shares, $.01 par value per share, having an aggregate par value of $1,000,000.

FIFTH:  The undersigned President acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 24th day of July, 2014.

ATTEST:		GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Jennifer B. Clark	By:	/s/ David M. Blackman
	Jennifer B. Clark		David M. Blackman
	Secretary		President